UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 19, 2004

FLOW INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-12448	91-1104842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23500 64th Avenue South, Kent, Washington	98032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(253) 850-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See the disclosure included under Item 3.03 hereof.

Item 3.03. Material Modification to Rights of Security Holders.

Flow International Corporation, a Washington corporation (the “Registrant”), and Mellon Investor Services LLC, as rights agent (the “Rights Agent”) entered into Amendment No. 2 to Amended and Restated Rights Agreement dated as of October 19, 2004 (the “Amendment”), amending the Amended and Restated Rights Agreement dated as of September 1, 1999, as amended as of October 29, 2003 (as so amended, the “Rights Agreement”), by and between the Registrant and the Rights Agent.

The Amendment increases from 10% to 15% the threshold at which the preferred stock purchase rights (referred to in the Rights Agreement and herein as “Rights”) will become exercisable. According to the Rights Agreement, as soon as a person (together will all affiliates and associates of such person) becomes the beneficial owner of 15% of the Registrant’s outstanding Common Stock, the Rights will become exercisable pursuant to the terms of the Rights Agreement.

The foregoing description of the Amendment is a general description only and is qualified in its entirety by reference to the Amendment. A copy of the Amendment has been filed as Exhibit 1.4 to the Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on October 19, 2004.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

4.3.	Amendment No. 2 to Amended and Restated Rights Agreement, dated as of October 19, 2004 between Flow International Corporation and Mellon Investor Services LLC. (Incorporated by reference to Exhibit 1.4 to the Registrant’s Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on October 19, 2004).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOW INTERNATIONAL CORPORATION
(Registrant)

Date: October 19, 2004	By:	/s/ Stephen D. Reichenbach
Stephen D. Reichenbach
Vice President and Chief Financial Officer